SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): January 27, 1999

                           NAPRO BIOTHERAPEUTICS, INC.
               (Exact Name of Registrant as Specified in Charter)


 Delaware                         0-243201                 84-1187753
(State or Other Jurisdiction     (Commission File Number) (I.R.S. Employer
of Incorporation)                                         Identification Number)


                             6304 Spine Road, Unit A
                             Boulder, Colorado                   80301
                   (Address of Principal Executive Offices)   (Zip code)


       Registrant's telephone number, including area code: (303) 530-3891

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Item 5.       Other Events

     On December 4, 1998, the Company entered into letter agreements with each of the holders of certain Warrants to purchase common stock of the Company (the "Warrants") and warrants to purchase Warrants (the "Other Warrants"), modifying the terms of the Warrants and the Other Warrants. The Warrants and the Other Warrants were issued to the underwriters of the Company's initial public offering in 1994. Pursuant to these letter agreements, the number of shares of Common Stock underlying the Warrants and Other Warrants was reduced by 50%, the exercise price of the Warrants was reduced from $7.50 to $1.90 and the exercise price of the Other Warrants was reduced from $.30 to $.15. As a result of these changes, the number of shares of Common Stock underlying the Warrants and the Other Warrants was reduced from 331,008 to 165,504.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

     (c)      Exhibits

Exhibit No.                 Exhibit Description

4.1 Form of Letter Agreements, dated as of December 3, 1998, by and between the Registrant and each holder of Warrants and Other Warrants.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NAPRO BIOTHERAPEUTICS, INC.



                           By: \s\ Gordon H. Link, Jr.
                               Gordon H. Link, Jr.
                               Chief Financial Officer

Date:  January 27, 1999

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